UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 22, 2012

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities

On October 22, 2012, Dominion Resources, Inc. (Dominion) issued a press release announcing its decision to permanently cease generation operations at Kewaunee power station in 2013 and commence decommissioning of the facility. Kewaunee is a 556 megawatt nuclear facility located in Carlton, Wisconsin, on Lake Michigan approximately 35 miles southeast of Green Bay. This decision was approved by Dominion’s Board of Directors on October 18, 2012.  The decision is subject to review for reliability impacts by Midwest Independent Transmission System Operator, Inc., the regional transmission organization.

In April 2011, Dominion announced it would pursue a sale of the facility since it was not able to move forward with its original plan to grow its nuclear fleet in the Midwest to take advantage of economies of scale.  Dominion has been unable to find a buyer for the facility. In addition, the power purchase agreements for the two utilities that contract to buy Kewaunee’s generation will expire in December 2013 at a time of projected low wholesale electricity prices in the region. The combination of these factors made it uneconomic for Kewaunee to continue operations.

As a result of this decision, Dominion will recognize estimated after-tax charges of $281 million, which will be reported in third quarter 2012 earnings.  This largely reflects a non-cash charge for the impairment of Kewaunee’s assets, as well as an after-tax charge of $16 million related to future severance payments.

In addition to these initial charges, Dominion anticipates recording additional after-tax charges related to the exit plan of approximately $30 million. These charges primarily reflect expected employee retention costs.

Dominion believes that the amounts currently available in Kewaunee’s decommissioning trust and their expected earnings will be sufficient to cover expected decommissioning costs.

The information set forth in this Current Report on Form 8-K includes certain “forward-looking information”.  Examples include information as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed in this Report.  Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves.  In addition, our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control or estimate precisely, such as fluctuations in the value of assets held in our decommissioning trusts, the risk associated with the operation of nuclear facilities, fluctuations in energy-related commodity prices, additional competition in electric markets in which our merchant generation facilities operate and state and federal legislative and regulatory developments.  We have identified and will in the future identify a number of these factors in our SEC Reports on Forms 10-K and 10-Q. We refer you to those discussions for further information.  Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Item 2.06 Material Impairments

The information contained in Item 2.05 relating to asset impairments is incorporated into this Item 2.06 by reference.

Item 7.01 Regulation FD

On October 22, 2012, Dominion issued a press release announcing the decision regarding Kewaunee. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits
Exhibit 99	Dominion Resources, Inc. press release dated October 22, 2012

The information contained in Item 7.01 and Exhibit 99 of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ James P. Carney
James P. Carney Vice President and Assistant Treasurer

Date:  October 22, 2012